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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT




         As independent public accountants, we hereby consent to the use of our report on Hartsville Bancshares, Inc., dated November 8, 1996, (and to all references to our Firm) included in or made a part of this S-4 registration statement.


                                                /s/  ARTHUR ANDERSEN LLP


Nashville, Tennessee
November 14, 1996